                                                                   Exhibit 10.27

                      MARKETING REPRESENTATIVE AGREEMENT

     This Agreement, entered into on the date designated below, is between BioLynx.Com, Inc. (hereinafter referred to as BioLynx), a Texas corporation, with its principal place of business located at 5617 Grissom Road, San Antonio, Texas 78228 and SOS Staffing Services, Inc. (hereinafter referred to as Representative), a Utah corporation, with its principal place of business located at 1415 South Main Street, Salt Lake City, Utah 84115. BioLynx and Representative are collectively referred to as "Parties".

     WHEREAS, BioLynx is the owner of and has the right to distribute certain "hardware"; has proprietary rights to certain "software"; and agrees to supply the "services" necessary to provide a time, attendance and data integrated payroll system. The "hardware" and "software" are collectively referred to as "products"; and,

     WHEREAS, Representative desires to market the products and services of BioLynx under the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained the parties agree as follows:

     1. Appointment - BioLynx hereby appoints Representative as an authorized distributor of its products and services. The Representative may solicit Service Agreements anywhere within the United States, but without any exclusive right in any territory; provided that BioLynx agrees that, except in the state of Texas, no staffing industry firm other than Representative shall be engaged as an authorized distributor of its products and services during the term of this Agreement or any extension thereof. Representative may, with the consent of BioLynx, which consent shall not be unreasonably withheld, subcontract to other staffing industry firms the distribution of BioLynx's products and services.

     2. Designated Customers - In consideration of Representative efforts to market BioLynx's products and services, BioLynx agrees that, upon written notice, the Representative will have the exclusive right to sell the products and services to a designated customer for a period of ninety (90) days from the date of notification.

     3. Term of Appointment - This appointment shall commence on the date of this agreement and remain in full force and effect for a period of three (3) years from date hereof, but is subject to the following:

         a. This appointment shall automatically renew at the expiration of the original term unless earlier terminated.

         b. If either party shall cease to function as a going concern, or a receiver is appointed or applied for, or a petition under the federal bankruptcy code is filed by or against it, or it makes an assignment for the benefit of creditors, the non-defaulting party may upon two days written notice terminate this agreement, but such termination shall be without prejudice to the rights of the parties with respect to products already sold and delivered.

         c. In the event of the termination of this agreement, BioLynx agrees that the fees payable to Representative shall continue for a period of one
     (1) year from the date of termination.

     4. Duties of Representative - Upon acceptance of this appointment, Representative agrees as follows:

         a. To use its best efforts to obtain Service Agreements for the installation of 100 units within a reasonable time from the date hereof. The inventory of products is to be maintained at the principal place of business of BioLynx and all installations and services shall be performed by BioLynx personnel.

         b. To attend an orientation and training seminar at BioLynx's home office in San Antonio, Texas. All expenses of attending the seminar will be the responsibility of the Representative.

         c. To be responsible for billing and collecting the Service Fee from its customers. The minimum Service Fee for each unit shall be the greater of $125.00 per week or $5.00 per employee utilizing the unit per week (the "Minimum Service Fee").

         d. To promptly pay BioLynx its invoice for services. Until such time that the Representative has obtained service contracts for the placement of 100 units, Representative will be billed an amount equal to seventy percent (70%) of the Minimum Service Fee for the units actually placed based on the terms of the Service Agreements for the units. Thereafter, if Representative has obtained service contracts for the placement of 100 units, Representative will be billed an amount equal to sixty percent (60%) of the Minimum Service Fee for the units placed based on the terms of the Service Agreements for the units. If Representative places units at a price above the Minimum Service Fee, Representative shall be entitled to the entire amount of such excess.

     5. Duties of BioLynx - In consideration of Representative's undertakings, BioLynx agrees as follows:

         a. To coordinate completion of all installations.

         b. To provide marketing materials (limited to 20 brochures per unit, with additional materials available on an "at cost" basis).

         c. To employ, at its sole cost and expense, qualified personnel to provide the required services and products under the Service Agreement.

         d. To provide customer support services at the levels specified in the Service Agreement, the form of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

         e. To undertake research and development and upgrade products as may become necessary.

         f. To provide Representative with five (5) "demo" units. Additional "demo" units may be obtained at a cost of $1,000.00 per unit.

     6. Pricing of Services - In marketing the products and services, Representative agrees that the minimum fees charged for the products and services must be approved by BioLynx, in writing, prior to the execution of a Service Agreement with any customers. BioLynx agrees that the Service Agreements obtained by Representative may provide, at Representative's discretion, that the Service Fees may be tied to the customer's use of Representative's staffing services and could increase if the customer ceased the use of Representative's staffing services.

     7. Representations and Warranties - BioLynx represents and warrants to Representative that all software used in or in connection with the products and services which are the subject of this Agreement shall be an original work of authorship of BioLynx, or shall be fully available for use in such software by BioLynx through appropriate license or purchase of rights.

BioLynx represents and warrants to Representative that no technology use in or in connection with the services or products will violate any copyright, trade secret, trade dress, trademark or patent of any third party.

     8. Indemnification - BioLynx shall indemnify and hold Representative harmless from and against all costs, expenses, including reasonable attorney's fees, claims, proceedings, causes of action, damages, and liabilities arising from or related to any breach of the representations and warranties made by BioLynx in paragraph 7 of this Agreement.

     9. Confidentiality - Contemporaneously with the execution of this Agreement, the parties have executed a Confidentiality Agreement that is attached hereto and incorporated herein for all purposes.

     10. Waiver - the failure of either party to enforce at any time any of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

     11. Assignment - This appointment is personal, and the rights hereunder are not assignable or the obligations imposed delegable without the prior written consent of BioLynx, which shall not be unreasonably withheld.

     12. Modification - No renewal or termination of this agreement, or modification or waiver of any of the provisions herein contained, or any future representations, promises, or condition in connection with the subject matter hereof shall be binding unless made in writing. A mere acknowledgment or acceptance of any order inconsistent with the terms of this agreement, or the making of deliveries pursuant thereto, shall not be deemed an acceptance or approval of the inconsistent provisions.

     13. Construction - This instrument contains the entire agreement between the parties. All prior and collateral representations, promises and conditions are expressly merged herein. Any representations, promises or conditions not incorporated herein shall not be binding upon either party.

     14. Mandatory Arbitration - The parties agree that any dispute or claim concerning this agreement will be settled by arbitration. The arbitration proceedings shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrators, including determination of amount of damages suffered shall be exclusive, final and binding on both parties, their heirs, successors, administrators and assigns.

     15. Governing Law - This Agreement shall be governed by the laws of the State of Texas and both parties agree that exclusive venue shall be in Bexar County, Texas.

     IN WITNESS WHEREOF, the parties have executed this agreement on the 5th day of January, 2000.



BIOLYNX.COM, INC.                             SOS STAFFING SERVICES, INC.


By: /s/ John D. Walker II                     By: /s/ Joann W. Wagner
    ----------------------------                  -----------------------------

Name: John D. Walker II                       Name: Joann W. Wagner
      --------------------------                    ---------------------------

Title: President                              Title: Chief Executive Officer
       -------------------------                     --------------------------